     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2001
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              eLOYALTY CORPORATION
             (Exact name of registrant as specified in its charter)
                              --------------------

            DELAWARE                                              36-4304577
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

             150 FIELD DRIVE
                SUITE 250                                           60045
          LAKE FOREST, ILLINOIS                                   (Zip Code)
(Address of Principal Executive Offices)

                 eLOYALTY CORPORATION 2000 STOCK INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF FEBRUARY 28, 2001)
                            (Full Title of the Plan)


                                 KELLY D. CONWAY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              eLOYALTY CORPORATION
                                 150 FIELD DRIVE
                                    SUITE 250
                           LAKE FOREST, ILLINOIS 60045
                     (Name and Address of Agent for Service)

                                 (847) 582-7000
          (Telephone Number, Including Area Code, of Agent for Service)


                                   COPIES TO:
   M. FINLEY MAXSON                                     DEIDRA D. GOLD
   WINSTON & STRAWN                           VICE PRESIDENT AND GENERAL COUNSEL
 35 WEST WACKER DRIVE                                eLOYALTY CORPORATION
CHICAGO, ILLINOIS 60601                           150 FIELD DRIVE, SUITE 250
    (312) 558-5600                               LAKE FOREST, ILLINOIS 60045
                                                        (847) 582-7000

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                             PROPOSED         PROPOSED
                                               AMOUNT         MAXIMUM           MAXIMUM      AMOUNT OF
                                                TO BE      OFFERING PRICE     AGGREGATE    REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED          REGISTERED      PER UNIT      OFFERING PRICE      FEE
-------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share.....400,000 shares    $0.48 (1)      $192,000(1)       $640
-------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights.............400,000 rights       (2)              (2)          (2)
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the Nasdaq National Market on August 23, 2001.
(2) The preferred stock purchase rights initially are attached to and trade with the shares of common stock registered hereby. The value attributable to such rights, if any, is reflected in the market price of the common stock.

                     STATEMENT OF INCORPORATION BY REFERENCE

                  This Form S-8 Registration Statement is filed pursuant to General Instruction E for the purpose of registering 400,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), and the associated 400,000 additional preferred stock purchase rights ("Rights") of eLoyalty Corporation (the "Registrant"), issuable pursuant to the eLoyalty Corporation 2000 Stock Incentive Plan (the "Plan"). On February 28, 2001, the Board of Directors of the Registrant approved an amendment to the Plan to increase each of the total number of shares of Common Stock and associated Rights of the Registrant available for issuance under the Plan from 2,400,000 to 2,800,000 (the "Amendment"). The contents of the Registrant's previously filed Form S-8 Registration Statement (File No. 333-42284), as filed with the Securities and Exchange Commission on July 26, 2000, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.        EXHIBITS.

         The following documents are filed as exhibits to this Registration
Statement:

         Exhibit No.     Description

         4.1 Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit
                         3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94293))

         4.2 Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on March 24, 2000 (File No. 0-27975))

         4.3 Rights Agreement, dated as of March 17, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 24, 2000 (File No. 0-27975))

         4.4 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94293))

         4.5 eLoyalty Corporation 2000 Stock Incentive Plan (as Amended and Restated as of February 28, 2001) (incorporated herein by reference to Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (File No. 0-27975))

         5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

        23.1             Consent of PricewaterhouseCoopers LLP

        23.2             Consent of Winston & Strawn (included as part of
                         Exhibit 5.1)

        24.1             Power of Attorney from Tench Coxe, Director

        24.2             Power of Attorney from Jay C. Hoag, Director

        24.3             Power of Attorney from John T. Kohler, Director

        24.4             Power of Attorney from Michael J. Murray, Director

                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAKE FOREST, STATE OF ILLINOIS, ON AUGUST 27, 2001.

                              eLOYALTY CORPORATION

                              By:           /s/ KELLY D. CONWAY
                                 -----------------------------------------------
                                                Kelly D. Conway
                                     President and Chief Executive Officer

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF AUGUST 27, 2001.


               SIGNATURE                                             TITLE
         /s/ KELLY D. CONWAY                     Director, President and Chief Executive Officer
-------------------------------------------               (Principal Executive Officer)
           Kelly D. Conway

      /s/ TIMOTHY J. CUNNINGHAM                Senior Vice President, Chief Financial Officer and
-------------------------------------------                     Corporate Secretary
        Timothy J. Cunningham

                  *                                                 Director
-------------------------------------------
             Tench Coxe

                  *                                                 Director
-------------------------------------------
             Jay C. Hoag

                  *                                                 Director
-------------------------------------------
           John T. Kohler

                  *                                                 Director
-------------------------------------------
          Michael J. Murray

*By:  /s/ TIMOTHY J. CUNNINGHAM
-------------------------------------------
   Timothy J. Cunningham, Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit No.    Description

 4.1 Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94293))

 4.2 Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on March 24, 2000 (File No. 0-27975))

 4.3 Rights Agreement, dated as of March 17, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 24, 2000 (File No. 0-27975))

 4.4 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94293))

 4.5 eLoyalty Corporation 2000 Stock Incentive Plan (as Amended and Restated as of February 28, 2001) (incorporated herein by reference to Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (File No. 0-27975))

 5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

23.1           Consent of PricewaterhouseCoopers LLP

23.2           Consent of Winston & Strawn (included as part of Exhibit 5.1)

24.1           Power of Attorney from Tench Coxe, Director

24.2           Power of Attorney from Jay C. Hoag, Director

24.3           Power of Attorney from John T. Kohler, Director

24.4           Power of Attorney from Michael J. Murray, Director